Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Keira Lombardo

Smithfield Foods, Inc.

(757) 365-3050

keiralombardo@smithfieldfoods.com

Smithfield Foods Announces Cash Tender Offer

for Any and All of Its 2013 Senior Unsecured Notes and Any and All of Its 2014 Senior Secured Notes

SMITHFIELD, Virginia (July 18, 2012) — Smithfield Foods, Inc. (NYSE: SFD) (“Smithfield Foods”) announced today that it has commenced an offer to purchase for cash (the “Tender Offer”) any and all of its 7.75% Senior Unsecured Notes due 2013 (the “2013 Notes”) and any and all of its 10% Senior Secured Notes due 2014 (the “2014 Notes” and, together with the 2013 Notes, the “Notes”).

The terms and conditions of the Tender Offer are described in the Offer to Purchase, dated July 18, 2012 (as it may be amended or supplemented from time to time, the “Offer to Purchase”) and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal”), to be distributed to holders of the Notes.

Smithfield Foods expects to purchase Notes in the Tender Offer using proceeds from a concurrent public offering of a new series of senior unsecured notes (the “Notes Offering”) and, if necessary, available cash and borrowings under its credit facilities. Completion of the Tender Offer will be conditioned on the closing of the Notes Offering and the satisfaction or waiver of customary tender offer conditions.

The Notes subject to the Tender Offer and certain additional information regarding the Tender Offer are listed in the table below.

Series of Notes	CUSIP No.	Outstanding Principal Amount	Tender Offer Consideration(1)	Early Participation Payment (1)	Total Consideration (1)(2)
7.75% Senior Unsecured Notes due 2013	832248AH1	$159,997,000	$1,025.69	$30.00	$1,055.69
10% Senior Secured Notes due 2014	832248AU2	$589,352,000	$1,149.59	$30.00	$1,179.59

(1)	Per $1,000 principal amount of Notes that are accepted for purchase.
(2)	Includes the Early Participation Payment (as defined below). The Total Consideration for the 2014 Notes is equal to the redemption price payable had Smithfield Foods exercised its option to effect a “make-whole” redemption of such Notes under the terms of the applicable indenture, based on an assumed redemption date/Early Settlement Date (as defined below) of August 1, 2012.

Holders who validly tender (and do not validly withdraw) their Notes pursuant to the Tender Offer at or prior to 5:00 P.M., New York City time, on July 31, 2012 (as may be extended by Smithfield Foods, the “Early Participation Deadline”), will be eligible to receive the applicable total consideration specified in the table above (the “Total Consideration”), which includes an early participation payment of $30.00 per $1,000 principal amount of Notes (the “Early Participation Payment”) tendered in the Tender Offer. Holders who validly tender Notes after the Early Participation Deadline, but at or prior to midnight, New York City time, on August 14, 2012 (as may be extended by Smithfield Foods, the “Expiration Time”), will be eligible to receive only the applicable tender offer consideration specified in the table above (the “Tender Offer Consideration”), and will not be eligible to receive the Early Participation Payment. In addition to the applicable Total Consideration or the applicable Tender Offer Consideration, as the case may be, holders who validly tender (and do not validly withdraw) their Notes pursuant to the Tender Offer will receive a cash payment representing the accrued and unpaid interest in respect of those Notes from the last interest payment date applicable to such Notes to, but not including, the applicable settlement date (“Accrued Interest”) for their Notes purchased by Smithfield Foods pursuant to the Tender Offer.

Subject to the terms and conditions of the Tender Offer, Smithfield Foods expects to accept for purchase on or promptly following the Early Participation Deadline all Notes that are tendered and not validly withdrawn at or prior to the Early Participation Deadline on a date promptly following the Early Participation Deadline (such date, the “Early Acceptance Date”). With respect to Notes accepted for purchase on the Early Acceptance Date, if any, the Holders thereof will receive payment of the applicable Total Consideration for such accepted Notes on or promptly after the Early Acceptance Date, with the date on which payment of the aggregate Total Consideration for Notes accepted for purchase on the Early Acceptance Date, together with an amount equal to Accrued Interest, is made being referred to as the “Early Settlement Date.”

Subject to the terms and conditions of the Tender Offer, Smithfield Foods intends to accept for purchase promptly following the Expiration Time (the date of such acceptance, the “Final Acceptance Date”) any Notes tendered after the Early

Participation Deadline, but at or prior to the Expiration Time. Payment of the aggregate Tender Offer Consideration for all such Notes accepted on the Final Acceptance Date, together with an amount equal to the Accrued Interest, is expected to be made on the date on or promptly after the Final Acceptance Date.

The Tender Offer is scheduled to expire at the Expiration Time. Tendered Notes may be withdrawn at any time at or prior to 5:00 P.M., New York City time, on July 31, 2012 (as may be extended by Smithfield Foods, the “Withdrawal Deadline”), but not thereafter. Holders of Notes who tender their Notes after the Withdrawal Deadline, but at or prior to the Expiration Time, may not withdraw their Notes tendered pursuant to the Tender Offer.

The complete terms and conditions of the Tender Offer are set forth in the Offer to Purchase and the Letter of Transmittal that will be sent to holders of the Notes. Holders are encouraged to read these documents carefully when they become available.

Smithfield Foods has retained Goldman, Sachs & Co. and Barclays Capital Inc. to act as the dealer managers for the Tender Offer and has retained Global Bondholder Services Corporation to act as the information agent and depositary for the Tender Offer. Questions regarding the Tender Offer should be directed to Goldman, Sachs & Co. by phone at (800) 828-3182 (toll-free) or at (212) 357-0345 (collect) or to Barclays Capital Inc. by phone at (800) 438-3242 (toll-free) or at (212) 528-7581 (collect). Requests for documents relating to the Tender Offer should be directed to Global Bondholder Services Corporation by telephone at (866) 470-4200 (toll-free).

This press release is neither an offer to purchase nor a solicitation to buy any of these Notes nor is it a solicitation for acceptance of the Tender Offer. Smithfield Foods is making the Tender Offer only by, and pursuant to the terms of, the Offer to Purchase and the related Letter of Transmittal. The Tender Offer is not being made in any state or other jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such state or other jurisdiction. None of Smithfield Foods, the dealer managers, the information agent or depositary makes any recommendation in connection with the Tender Offer.

About Smithfield Foods

Smithfield Foods is a $13 billion global food company and the world’s largest pork processor and hog producer. In the United States, the company is also the leader in numerous packaged meats categories with popular brands including Farmland®, Smithfield®, Eckrich®, Armour® and John Morrell®. Smithfield Foods is committed to providing good food in a responsible way and maintains robust animal care, community involvement, employee safety, environmental, and food safety and quality programs.

Forward-Looking Statements

This news release contains “forward-looking” statements within the meaning of the federal securities laws. These statements relate to future events or the Company’s future performance. The forward-looking statements include statements concerning the

Company’s outlook for the future, as well as other statements of beliefs, future plans and strategies or anticipated events, and similar expressions concerning matters that are not historical facts. The use of any of the words “anticipate”, “plan”, “continue”, “estimate”, “expect”, “may”, “will”, “project”, “predict”, “potential”, “should”, “believe” and similar expressions are intended to identify forward-looking statements. The Company’s forward-looking information and statements are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in, or implied by, the statements. These risks and uncertainties include, but are not limited to, statements concerning the availability and prices of live hogs, raw materials, fuel and supplies, food safety, livestock disease, live hog production costs, product pricing, the competitive environment and related market conditions, risks associated with the Company’s indebtedness, including cost increases due to rising interest rates or changes in debt ratings or outlook, hedging risk, operating efficiencies, changes in foreign currency exchange rates, access to capital, the cost of compliance with and changes to regulations and laws, including changes in accounting standards, tax laws, environmental laws, agricultural laws and occupational, health and safety laws, adverse results from on-going litigation, actions of domestic and foreign governments, labor relations issues, credit exposure to large customers, the ability to make effective acquisitions and successfully integrate newly acquired businesses into existing operations, the Company’s ability to effectively restructure portions of its operations and achieve cost savings from such restructurings and other risks and uncertainties described in the Offer to Purchase and under the items entitled “Risk Factors” in the Company’s Annual Report filed on Form 10-K for the fiscal year ended April 29, 2012. Readers are cautioned not to place undue reliance on forward-looking statements because actual results may differ materially from those expressed in, or implied by, the statements. Any forward-looking statement that the Company makes speaks only as of the date of such statement, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

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